EXHIBIT 3.20(b)

AMENDED AND RESTATED

BYLAWS OF

TCCT REAL ESTATE, INC.

(FORMERLY TRAMMELL CROW CENTRAL TEXAS, INC.)

ARTICLE I

OFFICES

1.01. Principal Office. The Corporation’s principal office will be located in Dallas, Texas.

1.02. Other Offices. The Corporation may also have offices at other places within or without the State of Delaware that the Management Board may from time to time determine, or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.01. Time and Place of Meetings. All meetings of the stockholders will be held at the time and place stated in the notice of the meeting or in a duty executed waiver of notice.

2.02. Meetings. Meetings of the stockholders for any purpose or purposes may be called by the President and will be called by the President or the Secretary at the request in writing of a majority of the members of the Management Board in office or the holders of at least 10% of all shares entitled to vote at the proposed meeting. Business transacted at any meeting will include the purpose or purposes stated in the notice of the meeting and any other business that may properly be brought before the meeting. Annual meetings of the stockholders will be held on the 30th day of September, if not a legal holiday, and if a legal holiday, then on the next following business day at 10:00 A.M., or at any other date and time designated from time to time by the Management Board and stated in the notice of the meeting. At the annual meeting the stockholders entitled to vote will elect the Management Board and transact any other business that may properly be brought before the meeting.

2.03. Notice. Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, will be delivered not less than 10 calendar days (20 calendar days in the case of a meeting to approve a plan of merger or consolidation) nor more than 60 calendar days before the date of the meeting, by personal delivery, by mail (in case of overseas, by airmail), or by a nationally recognized next-day courier service by or at the direction of the President, the Secretary or the person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, with postage prepaid.

2.04. Quorum; Withdrawal of Quorum. The presence of the holders of a majority of the shares entitled to vote at a meeting of stockholders, present in person, represented by duly authorized representative in the case of a legal entity or represented by proxy, will constitute a quorum at the meeting. The stockholders present or represented at a duly constituted meeting may continue to transact business until adjournment even if less than a quorum should thereafter be present. If a quorum is not initially present or represented at any meeting of the stockholders, the stockholders entitled to vote and present or represented will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that initially could have been transacted at the meeting.

2.05. Majority Vote. The vote of the holders of not less than a majority of the outstanding shares entitled to vote and present or represented at a meeting at which a quorum is present will be the act of the stockholders’ meeting, except as otherwise required by statute or expressly provided in the Certificate of Incorporation as amended from time to time (the “Certificate”) or these Bylaws, in which case the express provision will control.

2.06. Method of Voting. Each outstanding share will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person, by duly authorized representative, in the case of a legal entity, or by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attomey-in-fact. Each proxy will be filed with the Secretary of the Corporation before the meeting.

ARTICLE III

MANAGEMENT BOARD

3.01. Responsibilities. The business and affairs of the Corporation will be managed under the direction of the Management Board, which may exercise all powers of the Corporation and do all lawful acts that are not by statute, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders.

3.02. Number, Term: Qualification: Removal. The Management Board will consist of one or more members. The initial members of the Management Board will be as set forth in the original Certificate. Thereafter, the number of members of the Management Board will be fixed from time to time by the affirmative vote of a majority of the votes entitled to be cast by all members of the Management Board, including the affirmative vote of the chief executive officer of Trammell Crow Company provided, however, that the stockholders may, by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote, increase or decrease the number of members of the Management Board; and provided further, that no decrease in the number of members of the Management Board will have the effect of shortening the term of an incumbent member. Each member of the Management Board elected will hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with these Bylaws. The members of the Management Board need not be residents of the State of Delaware or stockholders of the Corporation. At any meeting of stockholders called expressly for that purpose, any member or the entire Management Board may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of members of the Management Board. The President of the Corporation will, without further action of any person or entity, be immediately removed from the Management Board if he is removed as President in accordance with Section 5.02.

3.03. Vacancies; Increases. Any vacancies occurring (by death, resignation, removal or otherwise) on the Management Board or any positions on the Management Board to be filled by reason of an increase in the number of members of the Management Board, will be filled at a meeting of stockholders called for that purpose.

3.04. Place of Meetings. Regular or special meetings of the Management Board may be held either within or outside the State of Delaware.

3.05. Regular Meetings. Regular meetings of the Management Board may be held at the time and place as determined from time to time by the Management Board without further notice.

3.06. Special Meetings. Special meetings of the Management Board may be called by the President of the Corporation, and will be called by the Secretary on the written request of at least two members of the Management Board. Written or telephonic notice of special meetings will be given to each member of the Management Board at least 24 hours before the date of the meeting.

3.07. Quorum; Voting. At all meetings, the presence of members of the Management Board entitled to cast a majority of the votes entitled to be cast at a meeting of the Management Board will constitute a quorum for the transaction of business. The act of a majority of the members of the Management Board present at a meeting at which a quorum is present will be the act of the meeting, except as otherwise required by statute or expressly provided in the Certificate or these Bylaws, in which case the express provision will control. If a quorum is not present at any meeting of the Management Board, the members of the Management Board present at the meeting may adjourn it from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.08. Minutes. The Management Board will cause minutes of its proceedings to be kept.

3.09. Committees: The Management Board may designate one or more committees, each of which must be chaired by a member of the Management Board and may be comprised of such additional members as the Management Board may deem appropriate, unless otherwise required by these Bylaws. Each committee designated by the Management Board, to the extent provided in the resolution or in these Bylaws, may exercise all of the authority of the Management Board, except that no committee will have the authority of the Management Board to:

(a) approve any amendment to the Certificate or any amendment, alteration or repeal of these Bylaws or to adopt new Bylaws for the Corporation;

(b) approve any plan of merger or consolidation;

(c) approve or recommend to the stockholders for approval the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

(d) approve or recommend to the stockholders for approval a voluntary dissolution of the Corporation or a revocation thereof;

(e) declare a dividend, adopt a certificate of ownership or merger, or authorize the issuance of stock of the Corporation.

The designation of a committee and the delegation thereto of authority will not operate to relieve the Management Board, or any member thereof, of any responsibility imposed by law. Committees will have the names determined from time to time by the Management Board.

3.10. Committee Minutes. Each committee of the Management Board will cause regular minutes of its meetings to be kept and will report to the Management Board when required.

ARTICLE IV

NOTICES

4.01. Method. Whenever by statute, the Certificate, these Bylaws or otherwise, notice is required to be given to a member of the Management Board or stockholder, and no provision is made as to how the notice will or may be given, it will not be construed to be personal notice, but notice may be given (a) in writing, by mail, postage prepaid, addressed to the member of the Management Board or stockholder at the address appearing on the books of the Corporation or (b) in any other method permitted by law, including without limitation delivery by a nationally recognized next-day courier service. Any notice required or permitted to be given by mail will be deemed given at the time when the same is deposited in the United States mail, with postage prepaid.

4.02. Waiver. Whenever any notice is required to be given to any member of the Management Board or stockholder under the provisions of an applicable statute, the Certificate, these Bylaws or otherwise, a waiver thereof in writing, signed by the person or persons entitled to the notice, or in the case of a legal entity by its duly authorized representative, whether before or after the time stated in the notice, will be equivalent to the giving of notice.

ARTICLE V

OFFICERS

5.01. Number. The officers of the Corporation will be a President, a Treasurer and a Secretary. The Corporation may also chose any or all of the following: a Chairman of the Board, one or more Vice Presidents, a Controller and one or more Assistant Secretaries and Assistant Treasurers. The operating titles of the Corporation’s officers will be as determined from time to time by the Management Board, and if the title of any officer is changed, these Bylaws will be interpreted to give effect to the new title. Any number of offices may be held by the same person or more than one person can serve in one office with equal authority.

5.02. Term: Removal. Each officer of the Corporation will hold office until his successor is elected and qualified or until his earlier resignation or removal from office. Any officer, executive or employee of the Corporation other than the President may be removed at any time by either the Management Board or the President (or such other person as may be designated therefor by the President in an instrument executed by him and delivered to the Secretary of the Corporation prior thereto). The President may be removed from that office by the Management Board. If any officer (other than the President) is removed from the Management Board in accordance with Section 3.02, he will continue in his office subject to this Article V.

5.03. Vacancies. If the President is removed from office in accordance with Section 5.02, or dies or retires before his successor is elected and qualified, the stockholders will elect a successor President. Any vacancy occurring in any other office of the Corporation will be filled in accordance with Section 5.01.

5.04. Compensation. The compensation of all officers and agents of the Corporation who are also members of the Management Board of the Corporation will be fixed by, or pursuant to the authorization of, the Management Board. The Management Board may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation or to a committee formed for that purpose under Section 3.09.

5.05. Duties. Except as expressly set forth in these Bylaws or the Certificate, the officers of the Corporation will have the authority and perform the duties customarily incident to their respective offices, or as may be specified from time to time by the Management Board regardless of whether the authority and duties are customarily incident to the office.

ARTICLE VI

INDEMNIFICATION

6.01. Indemnification. Each person who is or was member of the Management Board, officer, assistant officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a member of the board of directors, officer, assistant officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of the person) will be indemnified by the Corporation to the full extent permitted or authorized by applicable law. The Corporation may, but will not be obligated to, enter into agreements, trust and other arrangements, or may maintain insurance at its expense and for its benefit, in respect of the foregoing indemnification and for the benefit of any of the foregoing person, whether or not the beneficiary thereof would have a right to indemnity under this Section 6.01.

ARTICLE VII

CERTIFICATES REPRESENTING SHARES

7.01. Certificates. The Corporation will deliver certificates in the form approved by the Management Board representing all shares to which stockholders are entitled; and these certificates will be signed by the Chief Executive Officer, President or a Vice President of the Corporation, and by the Secretary or an Assistant Secretary of the Corporation.

7.02. Lost, Stolen or Destroyed Certificates. The Management Board may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Management Board may, in its discretion and as a condition precedent to the issuance, require the owner of the lost or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond, undertaking or other form of security in the sum and on the terms that the Management Board may reasonably direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.03. New Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the stockholder entitled thereto, cancel the old certificate, and record the transaction upon its books.

ARTICLE VIII

GENERAL PROVISIONS

8.01. Dividends. Subject to statute and any provision of the Certificate, dividends upon the capital stock of the Corporation may be approved by the affirmative vote of not less than 60% of the votes entitled to be cast by all members of the Management Board, and declared by the Management Board at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation’s capital stock; provided, that no stockholder will receive as a dividend any class of capital stock other than the class which he then holds.

8.02. Reserves. By resolution, the Management Board may create any reserves out of earned surplus of the Corporation that the Management Board from time to time, in its absolute discretion, determines to be proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose that the Management Board determines to be beneficial to the Corporation. The Management Board may by resolution modify or eliminate any reserve.

8.03. Checks. All Checks, demands for money and notes of the Corporation will be signed by the officer or officers or other person or persons that the Management Board may from time to time designate.

8.04. Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Management Board.

8.05. Seal. The Management Board may adopt a corporate seal and use it by causing it or a facsimile to be impressed or affixed or reproduced.

8.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Management Board may be taken without a meeting if all of the members of the Management Board sign, in one or more counterparts, a consent in writing setting forth the action taken. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the actions so taken is signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Any such consent will have the same effect as a unanimous vote of the Management Board, or the requisite vote of the stockholders, as the case may be.

8.07. Telephone and Similar Meetings. The stockholders or the members of the Management Board may participate in and hold a meeting of the stockholders or the Management Board, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting will constitute presence in person at the meeting, except where a person participates at a meeting for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Effective as of

January 29, 2001